As filed with the Securities and Exchange Commission on July 19 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-2956775
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

201 Mission Street, Suite 2375

San Francisco, California 94105

(415) 371-8300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Lisa A. Conte

Chief Executive Officer and President

Jaguar Health, Inc.

201 Mission Street, Suite 2375

San Francisco, California 94105

(415) 371-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald C. Reinke, Esq.	Richard A. Friedman, Esq.
Reed Smith LLP	Stephen A. Cohen, Esq.
101 Second Street, Suite 1800	Sheppard, Mullin, Richter & Hampton LLP
San Francisco, California 94105	30 Rockefeller Plaza
(415) 543-8700	New York, NY 10112
(212) 653-8700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-231399

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A Units consisting of:
(i) Shares of common stock, par value $0.0001 per share
(ii) Warrants to purchase common stock
Class B Units consisting of:
(i) Series B Convertible Preferred Stock, par value $0.0001 per share
(ii) Common stock issuable upon conversion of Series B Preferred Stock
(iii) Warrants to purchase common stock
Common Stock issuable upon exercise of warrants
Total	$2,400,000	$290.88

(1)                                  Represents only the additional dollar amount of securities being registered and includes the additional dollar amount of securities that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-231399).

(2)                                  Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Based on the public offering price per share.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $2,400,000 in (i) additional Class A Units, with each Class A Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “common stock”), one Series 1 warrant to purchase one share of common stock and one Series 2 warrant to purchase one share of common stock, (ii) additional Class B Units, with each Class B Unit consisting of one share of the Company’s Series B convertible preferred stock, with a stated value of $1,000 (the “Series B Preferred Stock”), together with the equivalent number of warrants as would have been issued to such purchaser of Class B Units if they had purchased Class A Units, (iii) shares of Common Stock issuable upon conversion of the additional shares of Series B Preferred Stock and (iv) shares of Common Stock issuable upon exercise of the warrants included in the additional Class A Units and Class B Units. The contents of the Registration Statement on Form S-1 (File No. 333-231399), as amended, including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on July 18, 2019, are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on July 19, 2019.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ LISA A. CONTE	Chief Executive Officer, President and Director (Principal Executive Officer)	July 19, 2019
Lisa A. Conte

/S/ KAREN S. WRIGHT	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 19, 2019
Karen S. Wright

*	Chairman of the Board	July 19, 2019
James J. Bochnowski

Jiahao Qiu	Director

*	Director	July 19, 2019
Greg J. Divis

*	Director	July 19, 2019
Jeffery C. Johnson

*	Director	July 19, 2019
Jonathan B. Siegel

*	Director	July 19, 2019
Murray David MacNaughtan

By:	/S/ LISA A. CONTE
Lisa A. Conte, Attorney-in-Fact

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Reed Smith LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Reed Smith LLP (See Exhibit 5.1 above).
24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-231399) filed by the Registrant on May 10, 2019).